                                                                    Exhibit 99.3

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

     The unaudited pro forma condensed consolidated financial information presented below has been developed by the application of pro forma adjustments to the respective historical consolidated financial statements of ITC Holdings Corp. ("ITC Holdings") and Subsidiaries (together, "we", "our", and "us") and Michigan Transco Holdings Limited Partnership ("MTH") as of September 30, 2006 and for the nine months ended September 30, 2006 and 2005 and the year ended December 31, 2005.

     The unaudited pro forma condensed consolidated financial statements give effect to the following transactions associated with the acquisition described in Item 2.01, which was completed on October 10, 2006:

     - Issuance and sale of 6,580,987 shares of our common stock in a public offering;

     - Issuance of 2,195,045 shares of our common stock to Macquarie Essential Asset Partnership ("MEAP");

     - Private placement of $510.0 million aggregate principal amount of ITC Holdings' senior notes;

     - Settlement of our interest rate lock cash flow hedge, which was used to hedge a portion of the interest rate risk associated with the private placement of $510.0 million aggregate principal amount of ITC Holdings' senior notes;

     - Payment of $6.0 million to Trans-Elect Inc. in consideration of the termination of the Management Stockholders Agreement, or the MSA;

     - Additional depreciation and amortization expense based on an identified intangible asset acquired;

     - Elimination of revenue, operating expense, accounts receivable and accounts payable that result from transactions between ITC Holdings and Subsidiaries, MTH and Michigan Electric Transmission Company ("METC"); and

     - Other purchase accounting adjustments, including fair value adjustments to assets and liabilities acquired.

     The unaudited pro forma condensed consolidated financial statements also give effect to the following transactions associated with debt repayments, which occurred subsequent to the acquisition:

     - Redemption of $90.0 million aggregate principal amount of 6.05% Senior Secured Notes due 2015, or the MTH Notes, including $6.5 million of accrued interest and redemption fees;

     - Repayment of the outstanding balance of $6.3 million as of September 30, 2006 under METC's $35.0 million revolving credit facility; and

     - Repayment of the outstanding balance of $49.7 million as of September 30, 2006 under ITC Holdings' $50.0 million revolving credit facility.

     The unaudited pro forma condensed consolidated statement of financial position was prepared as if the acquisition and the debt repayments had occurred on September 30, 2006. The unaudited pro forma condensed consolidated statements of income for the nine months ended September 30, 2006 and the year ended December 31, 2005 were prepared as if the acquisition and the debt repayments had occurred on January 1, 2005.

     The pro forma adjustments are based upon available information and assumptions that management believes are reasonable. We will account for the acquisition of all of the indirect ownership interests in MTH and METC using the purchase method, which will require us to estimate the fair values of assets and liabilities acquired. The pro forma adjustments to reflect the allocation of the purchase price, the fair value of assets and liabilities acquired as well as other assumptions used in the unaudited pro forma condensed consolidated financial statements are based upon preliminary information currently available, which may be revised as additional information becomes available. In addition to various information needed to finalize our purchase price allocation, we are awaiting additional information necessary for the measurement of any contingencies that relate to METC's rate case, as described in Note 2 of the MTH consolidated financial statements included herein at Exhibit 99.2. We expect to obtain the information necessary to finalize our purchase price allocation during 2007. The notes to the unaudited pro forma condensed consolidated financial statements provide a more detailed discussion of how such adjustments were derived and presented in the unaudited pro forma condensed consolidated financial statements.

     Such unaudited pro forma condensed consolidated financial information has been compiled from historical financial statements and other information, but does not purport to represent what our consolidated financial position or our consolidated results of operations would have been had the acquisition and the debt repayments occurred on the dates indicated, or to project our consolidated financial performance for any future period.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF FINANCIAL POSITION AS OF
                               SEPTEMBER 30, 2006

                                                                                                                      PRO FORMA
                                                                                                                    CONSOLIDATED
                                             ITC HOLDINGS                ACQUISITION      PRO FORMA       DEBT           FOR
                                                  AND         MTH AND      -RELATED     CONSOLIDATED   REPAYMENTS    ACQUISITION
                                             SUBSIDIARIES      METC       PRO FORMA          FOR       PRO FORMA      AND DEBT
                                             (HISTORICAL)  (HISTORICAL)  ADJUSTMENTS     ACQUISITION  ADJUSTMENTS    REPAYMENTS
                                             ------------  ------------  -----------    ------------  -----------   ------------
                                                                                 (IN THOUSANDS)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents .................   $    8,016     $  4,806    $ 200,984 (1)   $  213,806   $(152,479)(1)  $   61,327
Restricted cash ...........................           --        4,433                         4,433                       4,433
Accounts receivable .......................       22,341       12,294         (224)(2)       34,411                      34,411
Inventory .................................       22,627        4,877                        27,504                      27,504
Deferred income taxes .....................        9,442           --                         9,442                       9,442
Other .....................................        7,860          862                         8,722                       8,722
                                              ----------     --------    ---------       ----------   ---------      ----------
   Total current assets ...................       70,286       27,272      200,760          298,318    (152,479)        145,839
Property, plant and equipment, net ........      721,204      371,986                     1,093,190                   1,093,190
OTHER ASSETS:
Goodwill ..................................      174,256       82,044      332,795 (3)      589,095                     589,095
Intangible asset ..........................           --           --       63,296 (3)       63,296                      63,296
Regulatory assets-acquisition adjustment ..       49,744       41,239                        90,983                      90,983
Other regulatory assets ...................        4,671       21,726                        26,397                      26,397
Deferred financing fees, net ..............        6,835        4,211        5,190 (4)       16,236      (1,097)(4)      15,139
Other .....................................       13,160        1,134       (7,412)(5)        6,882                       6,882
                                              ----------     --------    ---------       ----------   ---------      ----------
   Total other assets .....................      248,666      150,354      393,869          792,889      (1,097)        791,792
                                              ----------     --------    ---------       ----------   ---------      ----------
TOTAL ASSETS ..............................   $1,040,156     $549,612    $ 594,629       $2,184,397   $(153,576)     $2,030,821
                                              ==========     ========    =========       ==========   =========      ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable ..........................   $   27,857     $  7,123    $    (224)(2)   $   34,756                  $   34,756
Accrued payroll ...........................        3,325        1,404                         4,729                       4,729
Accrued interest ..........................        5,204        3,877                         9,081      (1,361)(6)       7,720
Accrued taxes .............................        3,940        3,119                         7,059                       7,059
Current portion of long-term interest
   bearing obligations ....................           --        5,832                         5,832                       5,832
Revolving credit facility .................           --        6,300       (6,300)(7)           --                          --
Other .....................................        7,447        3,393       (1,536)(5)        9,304                       9,304
                                              ----------     --------    ---------       ----------   ---------      ----------
   Total current liabilities ..............       47,773       31,048       (8,060)          70,761      (1,361)         69,400
Accrued pension liability .................        6,100           --                         6,100                       6,100
Accrued postretirement liability ..........        3,414           --                         3,414                       3,414
Deferred compensation liability ...........          929           --                           929                         929
Deferred income taxes .....................       39,180           --       36,330 (8)       75,510        (384)(9)      75,126
Regulatory liabilities ....................       62,878        5,469                        68,347                      68,347
Asset retirement obligation ...............        4,947          979                         5,926                       5,926
Deferred payables .........................        2,444           --                         2,444                       2,444
Long-term debt ............................      604,904      265,000      521,155 (7)    1,391,059    (151,118)(7)   1,239,941
Other long-term interest bearing
   obligations ............................           --       21,737                        21,737                      21,737
Other .....................................           --        1,476                         1,476                       1,476
STOCKHOLDERS' EQUITY
Common stock ..............................      254,622           --      270,886 (10)     525,508                     525,508
Partners' capital .........................           --      223,903     (223,903)(3)           --                          --
Retained earnings .........................       12,327           --                        12,327        (713)(9)      11,614
Accumulated other comprehensive income
   (loss) .................................          638           --       (1,779)(11)      (1,141)                     (1,141)
                                              ----------     --------    ---------       ----------   ---------      ----------
   Total stockholders' equity .............      267,587      223,903       45,204          536,694        (713)        535,981
                                              ----------     --------    ---------       ----------   ---------      ----------
TOTAL LIABILITIES AND STOCKHOLDERS'
   EQUITY .................................   $1,040,156     $549,612    $ 594,629       $2,184,397   $(153,576)     $2,030,821
                                              ==========     ========    =========       ==========   =========      ==========

          (See accompanying notes to the unaudited pro forma condensed consolidated financial statements.)

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006

                                                                                                                     PRO FORMA
                                                                                                                   CONSOLIDATED
                                             ITC HOLDINGS                ACQUISITION      PRO FORMA       DEBT          FOR
                                                  AND         MTH AND      -RELATED     CONSOLIDATED   REPAYMENTS   ACQUISITION
                                             SUBSIDIARIES      METC       PRO FORMA          FOR       PRO FORMA     AND DEBT
                                             (HISTORICAL)  (HISTORICAL)  ADJUSTMENTS     ACQUISITION  ADJUSTMENTS   REPAYMENTS
                                             ------------  ------------  -----------    ------------  -----------  ------------
OPERATING REVENUES.........................  $   150,548     $109,080    $     (737)(2)   $258,891                 $   258,891
OPERATING EXPENSES:
   Operation and maintenance...............       19,317       30,105        (1,396)(2)     48,026                      48,026
   General and administrative..............       25,292       10,366           627 (2)     36,285                      36,285
   Depreciation and amortization...........       27,213       16,102        11,241 (12)    54,556                      54,556
   Taxes other than income taxes...........       15,739        6,708            32 (2)     22,479                      22,479
                                             -----------     --------    ----------       --------    -------      -----------
      Total operating expenses.............       87,561       63,281        10,504        161,346         --          161,346
OPERATING INCOME...........................       62,987       45,799       (11,241)        97,545         --           97,545

OTHER EXPENSES (INCOME):
   Interest expense........................       23,640       12,983        23,738 (13)    60,361     (5,617)(13)      54,744
   Allowance for equity funds used during
      construction..........................      (2,610)      (1,501)                      (4,111)                     (4,111)
   Gain on sale of assets..................           --       (5,035)                      (5,035)                     (5,035)
   Other income............................         (488)        (223)                        (711)                       (711)
   Other expense...........................          408          553                          961                         961
                                             -----------     --------    ----------       --------    -------      -----------
      Total other expenses (income)........       20,950        6,777        23,738         51,465     (5,617)          45,848
                                             -----------     --------    ----------       --------    -------      -----------
INCOME BEFORE INCOME TAXES.................       42,037       39,022       (34,979)        46,080      5,617           51,697
INCOME TAX PROVISION.......................       14,888           --         1,415 (14)    16,303      1,966 (14)      18,269
                                             -----------     --------    ----------       --------    -------      -----------
NET INCOME.................................  $    27,149     $ 39,022    $  (36,394)      $ 29,777    $ 3,651      $    33,428
                                             ===========     ========    ==========       ========    =======      ===========
   Basic earnings per share................  $      0.82                                                           $      0.80
   Diluted earnings per share..............  $      0.80                                                           $      0.78
   Weighted-average basic earnings per
      share................................   33,005,068                  8,776,032(10)                             41,781,100
   Weighted-average diluted earnings per
      share................................   34,081,968                  8,776,032(10)                             42,858,000

          (See accompanying notes to the unaudited pro forma condensed consolidated financial statements.)

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2005

                                                            MTH                                                      PRO FORMA
                                             ITC            AND       ACQUISITION-                                 CONSOLIDATED
                                          HOLDINGS         METC          RELATED        PRO FORMA        DEBT           FOR
                                             AND       (HISTORICAL,        PRO        CONSOLIDATED    REPAYMENTS   ACQUISITION
                                        SUBSIDIARIES        AS            FORMA            FOR        PRO FORMA      AND DEBT
                                        (HISTORICAL)     ADJUSTED)     ADJUSTMENTS     ACQUISITION   ADJUSTMENTS    REPAYMENTS
                                        ------------   ------------   ------------    ------------   -----------   ------------
                                                                          (IN THOUSANDS)
OPERATING REVENUES...................   $   205,274      $107,752     $  (1,702)(2)     $311,324                   $   311,324
OPERATING EXPENSES:
   Operation and maintenance.........        48,310        43,951        (2,533)(2)       89,728                        89,728
   General and administrative.... ...        25,198         9,945           800 (2)       35,943                        35,943
   Depreciation and amortization.....        33,197        10,574                         43,771                        43,771
   Taxes other than income taxes.....        13,982         7,438            31 (2)       21,451                        21,451
   Termination of management
      agreements.....................         6,725            --                          6,725                         6,725
                                        -----------      --------     ---------         --------     -------       -----------
      Total operating expenses.......       127,412        71,908        (1,702)         197,618          --           197,618
OPERATING INCOME.....................        77,862        35,844            --          113,706          --           113,706
OTHER EXPENSES (INCOME):
   Interest expense..................        28,128        14,118        31,650 (13)      73,896      (6,581)(13)       67,315
   Allowance for equity funds
      used during construction.......        (2,790)         (954)                        (3,744)                       (3,744)
   Loss on extinguishment of debt....            --            --                             --       1,308 (9)         1,308
   Other income......................        (1,700)         (213)                        (1,913)                       (1,913)
   Other expense.....................           615            --                            615                           615
                                        -----------      --------     ---------         --------     -------       -----------
      Total other expenses
         (income)....................        24,253        12,951        31,650           68,854      (5,273)           63,581
                                        -----------      --------     ---------         --------     -------       -----------
INCOME BEFORE INCOME TAXES...........        53,609        22,893       (31,650)          44,852       5,273            50,125
INCOME TAX PROVISION.................        18,938            --        (3,065)(14)      15,873       1,846 (14)       17,719
                                        -----------      --------     ---------         --------     -------       -----------
NET INCOME...........................   $    34,671      $ 22,893     $ (28,585)        $ 28,979     $ 3,427       $    32,406
                                        ===========      ========     =========         ========     =======       ===========
   Basic earnings per share..........   $      1.10                                                                $      0.81
   Diluted earnings per share........   $      1.06                                                                $      0.78
   Weighted-average basic
      earnings per share.............    31,455,065                    8,776,032(10)                                40,231,097
   Weighted-average diluted
      earnings per share.............    32,729,842                    8,776,032(10)                                41,505,874

    (See accompanying notes to the unaudited pro forma condensed consolidated financial statements.)

  NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

BASIS OF PRESENTATION

     The unaudited pro forma condensed consolidated financial statements included herein have been prepared, without audit, under the rules and regulations of the Securities and Exchange Commission, or the SEC. Some information and disclosures, normally included in consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America, or GAAP, have been condensed or omitted under these rules and regulations. However, we believe that the disclosures are adequate to make the information presented not misleading. Certain amounts from MTH and METC's historical financial statements have been reclassified to conform to the presentation used by ITC Holdings and Subsidiaries. Net income presented in the statements of operations for the nine months ended September 30, 2006 and the year ended December 31, 2005 reflects only income from continuing operations.

     The preparation of unaudited pro forma condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the dates of the unaudited pro forma condensed consolidated financial statements and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimates.

PRO FORMA EARNINGS PER SHARE

     The pro forma consolidated earnings per share is based on the weighted-average number of shares of our common stock for the period presented and the additional shares of our common stock presumed issued at the beginning of the period presented based upon 6,580,987 shares of our common stock issued in a public offering and 2,195,045 shares of our common stock issued to MEAP. The pro forma earnings per share for the nine months ended September 30, 2006 excludes the cumulative effect of a change in accounting principle of less than $0.1 million.

TRANSACTION-RELATED EXPENSES

     We incurred transaction-related expenses, consisting primarily of underwriter fees and discounts, investment banker fees, attorneys' fees, accountants' fees, financial printing and other related charges, of approximately $33.3 million in connection with the acquisition and the debt repayments. The fees incurred in connection with the issuance of shares of our common stock are shown as a reduction to stockholders' equity. The fees incurred in connection with the acquisition of all of the indirect ownership interests of METC are added to the purchase price of the acquisition. The fees incurred in connection with the private placement of ITC Holdings' senior notes will be recorded as debt issuance fees and amortized to interest expense over the term of the notes. The fees incurred in connection with the redemption of $90.0 million of MTH Notes are recorded as a loss on early extinguishment of debt.

PRO FORMA ADJUSTMENTS

     The following sets forth the adjustments contained in the unaudited pro forma condensed consolidated financial statements:

(1) The acquisition-related pro forma adjustment gives effect to cash sources and uses associated with the acquisition of all of the indirect ownership interests of METC, the public offering of 6,580,987 shares of our common stock, and the private placement of $510.0 million aggregate principal amount of ITC Holdings' senior notes. The acquisition-related pro forma adjustment also gives effect to the payments associated with the termination of the MSA and the settlement of the interest rate lock cash flow hedge based on the fair value as of October 4, 2006, as discussed in
     Note 11.

     The calculation of the acquisition-related pro forma adjustment is as follows:

                                                                  (IN THOUSANDS)
                                                                  --------------
Cash sources:
Proceeds from the offering of 6,580,987 shares of our common
   stock, net of underwriter fees and discounts................     $ 200,549
Proceeds from the private placement of $510.0 million aggregate principal amount of ITC Holdings' senior notes, net of
   underwriter fees and discounts..............................       505,849
                                                                    ---------
Total cash sources.............................................     $ 706,398
                                                                    =========

Cash uses:
Cash outlay for the acquisition of all of the indirect
   ownership interests in METC.................................     $(484,365)
Remaining cash outlay for direct acquisition fees..............       (10,786)
Cash outlay for the termination of the MSA.....................        (6,000)
Remaining cash outlay for fees associated with the public
   offering of 6,580,987 shares of our common stock............        (1,664)
Remaining cash outlay for fees associated with the issuance of
   $510.0 million aggregate principal amount of ITC Holdings'
   senior notes................................................        (1,108)
Cash outlay for the settlement of the interest rate lock cash
   flow hedge based on the fair value as of October 4, 2006....        (1,491)
                                                                    ---------
Total cash uses...............................................      $(505,414)
                                                                    =========
   Acquisition-related pro forma adjustment to cash, net as of
      September 30, 2006.......................................     $ 200,984
                                                                    =========

     The debt repayment pro forma adjustment gives effect to cash uses from the redemption of the MTH Notes including the accrued interest and redemption fees, repayment of METC's revolving credit facility, and the repayment of ITC Holdings' revolving credit facility.

     The calculation of the debt repayment pro forma adjustment is as follows:

                                                                  (IN THOUSANDS)
                                                                  --------------
Redemption of the MTH Notes including accrued interest and
   redemption fees.............................................     $ (96,479)
Repayment of METC's revolving credit facility..................        (6,300)
Repayment of ITC Holdings' revolving credit facility...........       (49,700)
                                                                    ---------
   Debt repayment pro forma adjustment to cash, net as of
      September 30, 2006.......................................     $(152,479)
                                                                    =========

(2) The acquisition-related pro forma adjustments give effect to the elimination of revenue, operating expense, accounts receivable and accounts payable that result from transactions between ITC Holdings and Subsidiaries and MTH and METC as of and for the periods presented.

(3) The acquisition-related pro forma adjustments give effect to the application of the purchase method of accounting as of September 30, 2006 where (a) assets and liabilities acquired have been adjusted to their estimated fair values. METC applies the provisions SFAS No. 71 "Accounting for the Effects of Certain Types of Regulation," or SFAS 71. Under the rate setting and recovery provisions currently in place for METC, for which revenues are derived from cost, the fair values of the individual assets and liabilities have been determined to approximate their carrying values.
     (b) MTH and METC's historical equity of $223.9 million and the goodwill of $82.0 million have been eliminated and (c) the aggregate purchase price, including $484.4 million in cash and 2,195,045 shares of our common stock with a value of $72.5 million issued to MEAP, has been allocated. The pro forma adjustments to reflect the allocation of the purchase price and the fair value of assets and liabilities acquired are based upon preliminary information currently available, which may be revised as additional information becomes available.

     We have identified an intangible asset in the acquisition that is equivalent to the portion of the regulatory asset recorded on METC's Federal Energy Regulatory Commission, or FERC, financial statements that was not recorded on METC's GAAP financial statements for the amounts of depreciation and amortization expense and the related interest expense for property, plant and equipment placed in service during the period from January 1, 2001 to April 30, 2002, which was the period prior to METC's acquisition from Consumers Energy Company, as well as the equity return on investments and the carrying costs for the entire period from January 1, 2001 to December 31, 2005. Refer to the discussion of this item in Note 6 of the notes to MTH and METC's audited historical consolidated financial statements for the year ended December 31, 2005 included in Exhibit 99.1 in this Form 8-K/A. The FERC has approved the recovery of this item in rates; however, these amounts did not meet the requirement of an incurred cost eligible for deferral under SFAS 71 and were not recorded in MTH and METC's audited historical consolidated financial statements for the year ended December 31, 2005. Based on METC's current rate treatment, the amortization of this intangible asset is expected to be from October 10, 2006, the closing date of the acquisition, through December 31, 2010.

     The fair value of this intangible asset, including its amortization period, could be impacted by the final resolution of METC's rate case.

     The final allocation could include other identifiable intangible assets with definite and indefinite lives separate from goodwill. Should there be an allocation to assets with definite lives, those assets would be amortized, resulting in additional depreciation and amortization expense. The final allocation of purchase price and the resulting effect on net income may differ significantly from the pro forma amount included herein.

     The calculation of the acquisition-related pro forma adjustment is as follows:

                                                                  (IN THOUSANDS)
                                                                  --------------
Value of our common stock issued to MEAP ......................      $ 72,458
Cash outlay for the acquisition of all of the indirect
   ownership interests in METC ................................       484,365
Direct acquisition fees .......................................        11,410
                                                                     --------
Aggregate purchase price ......................................      $568,233
Less: net book value of MTH and METC assets acquired and
   liabilities assumed as of September 30, 2006 ...............       141,859
                                                                     --------
Excess of purchase price over net book value of assets
   acquired ...................................................      $426,374
                                                                     ========

Adjustments to goodwill:

METC non-current net deferred tax liabilities .................      $ 54,788
MTH and METC net operating loss carryforwards acquired
   deferred tax asset .........................................       (17,500)
Termination of the MSA ........................................         6,000
Liability assumed for the relocation of METC employees ........         1,200
Liability assumed for involuntary termination benefits of
   METC employees .............................................         1,200
Fair value adjustment of the MTH Notes ........................         5,118
Other net fair value adjustments ..............................           955
Identified intangible assets ..................................       (63,296)
                                                                     --------
Total adjustments to goodwill, net as of September 30, 2006 ...      $(11,535)
Total acquisition-related goodwill ............................      $414,839
Elimination of MTH and METC historical goodwill ...............       (82,044)
                                                                     --------
   Acquisition-related pro forma adjustment to goodwill as of
      September 30, 2006 ......................................      $332,795
                                                                     ========
Identified intangible assets ..................................      $ 63,296
                                                                     --------
   Acquisition-related pro forma adjustment to intangible
      assets as of September 30, 2006 .........................      $ 63,296
                                                                     ========

(4) The acquisition-related pro forma adjustment gives effect to the fees incurred in connection with the private placement of $510.0 million aggregate principal amount of ITC Holdings' senior notes.

     The calculation of the acquisition-related pro forma adjustment is as follows:

                                                                  (IN THOUSANDS)
                                                                  --------------
Debt issuance fees for the private placement of $510.0 million
   aggregate principal amount of ITC Holdings' senior notes....       $5,190
                                                                      ------
   Acquisition-related pro forma adjustment to debt issuance
      fees as of September 30, 2006............................       $5,190
                                                                      ======

     The debt repayment pro forma adjustment gives effect to eliminating any unamortized deferred financing fees associated with the MTH Notes.

     The calculation of the debt repayment pro forma adjustment is as follows:

                                                                  (IN THOUSANDS)
                                                                  --------------
Unamortized balance of original deferred financing fees
   associated with the MTH Notes...............................      $(1,097)
                                                                     -------
   Debt repayment pro forma adjustment to deferred financing
      fees as of September 30, 2006............................      $(1,097)
                                                                     =======

(5) The acquisition-related pro forma adjustments give effect to the reclassification of (a) direct acquisition fees and offering costs incurred and recorded to other assets as of September 30, 2006 associated with the acquisition of all of the indirect ownership interests of METC, (b) the offering of 6,580,987 shares of our common stock, and (c) the private placement of $510.0 million aggregate principal amount of ITC Holdings' senior notes to goodwill, stockholders' equity, and deferred financing fees, respectively. The acquisition-related pro forma adjustments also give effect to the settlement of the unpaid portion of these fees and the establishment of liabilities assumed associated with the relocation and involuntary termination benefits of METC employees. The acquisition-related pro forma adjustments also include eliminating an asset associated with the interest rate lock cash flow hedge recorded to other assets based on the fair value as of September 30, 2006, as discussed in Note 11.

     The calculation of the acquisition-related pro forma adjustments is as follows:

                                                                  (IN THOUSANDS)
                                                                  --------------
Other assets:
Direct acquisition fees incurred as of September 30, 2006 .....      $(2,545)
ITC Holdings' common stock offering fees incurred as of
   September 30, 2006 .........................................       (2,022)
ITC Holdings' senior notes offering fees incurred as of
   September 30, 2006 .........................................         (889)
Remove interest rate lock cash flow hedge asset based on the
   fair value as of September 30, 2006 ........................       (1,246)
Other fair value adjustments ..................................         (710)
                                                                     -------
   Acquisition-related pro forma adjustment to other assets as
      of September 30, 2006  ..................................      $(7,412)
                                                                     =======

Other current liabilities:
Direct acquisition fees incurred but not paid as of
   September 30, 2006 .........................................      $(1,921)
ITC Holdings' common stock offering fees incurred but not paid
   as of September 30, 2006  ..................................       (1,565)
ITC Holdings' senior notes offering fees incurred but not paid
   as of September 30, 2006  ..................................         (695)
Liabilities assumed for the relocation of METC employees ......        1,200
Liabilities assumed for the involuntary termination benefits of
   METC employees .............................................        1,200
Other fair value adjustments ..................................          245
                                                                     -------
   Acquisition-related pro forma adjustment to other current
      liabilities as of September 30, 2006 ....................      $(1,536)
                                                                     =======

(6) The debt repayment pro forma adjustment gives effect to the cash outlay to settle accrued interest associated with the redemption of the MTH Notes.

     The calculation of the debt repayment pro forma adjustment is as follows:

                                                                  (IN THOUSANDS)
                                                                  --------------
Cash outlay to settle accrued interest on the redemption of the
   MTH Notes...................................................      $(1,361)
                                                                     -------
   Debt repayment pro forma adjustment to accrued interest as
      of September 30, 2006....................................      $(1,361)
                                                                     =======

(7) The acquisition-related pro forma adjustments give effect to the private placement of $510.0 million aggregate principal amount of ITC Holdings' senior notes (net of discount) and give effect to the purchase method of accounting, where the MTH Notes are recorded at fair value. The acquisition-related pro forma adjustments also give effect to the reclassification of METC's revolving credit facility from current liabilities to long-term debt. It is ITC Holdings' policy to classify revolving credit facilities that have an original maturity greater than one year as long-term debt.

     The calculation of the acquisition-related pro forma adjustments is as follows:

                                                                  (IN THOUSANDS)
                                                                  --------------
Private placement of $510.0 million aggregate principal amount
   of ITC Holdings' senior notes (net of discount) ............      $509,737
Reclassify METC's revolving credit facility from current
   liabilities to long-term debt ..............................         6,300
Fair value adjustment of the MTH Notes ........................         5,118
                                                                     --------
   Acquisition-related pro forma adjustment to long-term debt
      as of September 30, 2006 ................................      $521,155
                                                                     ========
Reclassify METC's revolving credit facility from current
   liabilities to long-term debt ..............................      $ (6,300)
                                                                     --------
   Acquisition-related pro forma adjustment to current
      liabilities revolving credit facility as of
      September 30, 2006 ......................................      $ (6,300)
                                                                     ========

     The debt repayment pro forma adjustment gives effect to the redemption of the MTH Notes including the fair value adjustment, the repayment of METC's revolving credit facility, and the repayment of ITC Holdings' revolving credit facility.

     The calculation of the debt repayment pro forma adjustment is as follows:

                                                                  (IN THOUSANDS)
                                                                  --------------
Redemption of the MTH Notes including the fair value
   adjustment..................................................     $(95,118)
Repayment of METC's revolving credit facility..................       (6,300)
Repayment of ITC Holdings' revolving credit facility...........      (49,700)
                                                                    ---------
   Debt repayment pro forma adjustment to long-term debt as of
      September 30, 2006.......................................     $(151,118)
                                                                    =========

(8) The acquisition-related pro forma adjustments give effect to the deferred taxes and net operating loss carryfowards acquired in the acquisition of all of the indirect ownership interest in METC. Prior to the consummation of the acquisition, MTH was organized as a limited partnership and consequently, was not subject to federal income taxes. Each partner was taxed on its partnership earnings. After the consummation of the acquisition, the partnership's earnings are taxed as part of the consolidated ITC Holdings group, resulting in deferred federal income taxes and net operating loss carryforwards. The pro forma adjustments also give effect to the recognition of deferred taxes associated with certain purchase accounting adjustments. The acquisition-related pro forma adjustments also include adjustments to deferred taxes for the difference in the fair value of the interest rate lock cash flow hedge from the fair value as of September 30, 2006 recorded to the actual settlement on October 4, 2006, as discussed in Note 11.

     The calculation of the acquisition-related pro forma adjustments is as follows:

                                                                     (IN THOUSANDS)
                                                                     --------------
METC non-current net deferred tax liabilities ....................      $ 54,788
MTH and METC net operating loss carryforwards acquired
   deferred tax asset ............................................       (17,500)
Remove deferred tax liability associated with the interest rate lock cash flow hedge based on the fair value as of
   September 30, 2006 ............................................          (436)
Add deferred tax asset associated with the interest rate lock cash flow hedge based on the fair value as of
   October 4, 2006 (date of settlement) ..........................          (522)
                                                                        --------
   Acquisition-related pro forma adjustment net deferred tax
      liabilities as of September 30, 2006 .......................      $ 36,330
                                                                        ========

(9) The debt repayment pro forma adjustments give effect to the loss on early extinguishment of debt associated with the MTH Notes.

     The calculation of the debt repayment pro forma adjustments is as follows:

                                                                 (IN THOUSANDS,
                                                                EXCEPT TAX RATE)
                                                                ----------------
Unamortized balance of original deferred financing fees
   associated with the MTH Notes as of September 30, 2006  ..       $(1,097)
                                                                    -------
Loss on early extinguishment of debt* .......................       $(1,097)
Statutory tax rate ..........................................           35%
                                                                    -------
   Debt repayment pro forma adjustment net deferred income
      taxes as of September 30, 2006 ........................       $  (384)
                                                                    =======
   Debt repayment pro forma adjustment retained earnings as
      of September 30, 2006 .................................       $  (713)
                                                                    =======
Unamortized balance of original deferred financing fees
   associated with the MTH Notes as of January 1, 2005 ......       $ 1,308
                                                                    -------
Debt repayment pro forma adjustment loss on early
   extinguishment of debt for the year ended
   December 31, 2005 ........................................       $ 1,308
                                                                    =======

* We repaid the MTH Notes on November 13, 2006, which included a redemption fee of $5.9 million. The $0.8 million difference between the actual redemption fee of $5.9 million and the MTH Notes fair value adjustment presented in Note 7 of $5.1 million is not reflected in the condensed consolidated pro forma financial statements as a component of the loss on early extinguishment of debt.

(10) The acquisition-related pro forma adjustments give effect to the issuance of 6,580,987 shares of our common stock in a public offering and the issuance of 2,195,045 shares of our common stock to MEAP.

     The calculation of the acquisition-related pro forma adjustments is as follows:

                                                                                  SHARES      TOTAL
                                                                                ---------   --------
                                                                                   (IN THOUSANDS,
                                                                                 EXCEPT SHARE DATA)
ITC Holdings' offering of common stock....................................      6,580,987   $209,999
Less: underwriters fees and discounts.....................................                    (9,450)
                                                                                            --------
Proceeds from the public offering, net of underwriter fees and discounts..                  $200,549
Cash outlay for other public offering fees................................                    (2,121)
                                                                                            --------
Proceeds from the public offering, net of underwriter fees and discounts
   and other fees.........................................................                  $198,428
Shares and value of our common stock issued to MEAP.......................      2,195,045     72,458
                                                                                ---------   --------
   Acquisition-related pro forma adjustments to the weighted-average basic and diluted shares for the nine months ended September 30,
      2006 and the year ended December 31, 2005, and to common stock as
      of September 30, 2006...............................................      8,776,032   $270,886
                                                                                =========   ========

(11) The acquisition-related pro forma adjustment gives effect to the difference in the fair value of the interest rate lock cash flow hedge as of September 30, 2006 to the actual settlement value on October 4, 2006. On September 27, 2006, ITC Holdings entered into two interest rate lock agreements to hedge the benchmark interest rate risk associated with the private placement of $510.0 million aggregate principal amount of ITC Holdings' senior notes. Under the interest rate lock agreements, ITC Holdings agreed to pay or receive an amount equal to the difference between the net present value of the cash flows for the notional principal amounts of indebtedness based on the locked rates at the date of the agreements and the yield of the corresponding treasuries on the settlement date of October 4, 2006. The interest rate lock cash flow hedge agreements consist of a $200.0 million notional amount interest rate lock referenced to 10-year treasuries with an effective rate of 4.602% (not including any credit spread) and a $200.0 million notional amount interest rate lock referenced to 30-year treasuries with an effective rate of 4.737% (not including any credit spread). The interest rate lock agreements were designated as cash flow hedges under Statement of Financial Accounting Standards 133 "Accounting for Derivative Instruments and Hedging Activities."

     As of September 30, 2006, the 10-year and the 30-year treasury rates were higher than the effective rates of our interest rate locks. As a result, we recorded $1.2 million in other current assets for the fair value of the interest rate locks with an offsetting amount (net of tax of $0.4 million) in other comprehensive income (loss) in our condensed consolidated statement of financial position. We had no ineffectiveness of this cash flow hedge and no amounts were recorded to the condensed consolidated statement of operations during the nine months ended September 30, 2006.

     On October 4, 2006, upon pricing of ITC Holdings' senior notes, the 10-year and the 30-year treasury rates were lower than the effective rates of our interest rate locks. As a result, ITC Holdings paid $1.5 million to settle the interest rate lock cash flow hedge agreements. The amount of $0.8 million (net of tax of $0.4 million) recorded to other comprehensive income as of September 30, 2006 is adjusted to a $1.0 million other comprehensive loss for the settlement (net of tax of $0.5 million) and will be amortized to interest expense over the life of ITC Holdings' senior notes.

     The calculation of the acquisition-related pro forma adjustments is as follows:

                                                                             (IN THOUSANDS)
                                                                             --------------
Remove interest rate lock cash flow hedge other comprehensive income based
   on the fair value as of September 30, 2006 ............................      $  (810)
Add interest rate lock cash flow hedge other comprehensive loss based on
   the fair value as of October 4, 2006 (date of settlement)..............         (969)
                                                                                -------
   Acquisition-related pro forma adjustment accumulated other
      comprehensive income (loss) as of September 30, 2006................      $(1,779)
                                                                                =======

(12) The acquisition-related pro forma adjustment gives effect to additional depreciation and amortization expense for the periods presented based on the identified intangible assets acquired with finite lives resulting from the acquisition of all of the indirect ownership interests in METC. Based on METC's current rate treatment, the amortization of this intangible asset will be recorded on a straight-line basis from the date of the closing of the acquisition through December 31, 2010. The recovery of these amounts began January 1, 2006, therefore, there would have been no effect on depreciation and amortization expense for the year ended December 31, 2005. The fair value of this intangible asset, including its amortization period, could be impacted by the final resolution of METC's rate case.

     The calculation of the acquisition-related pro forma adjustment is as follows:


                                                                                       FOR THE NINE MONTHS
                                           IDENTIFIED                                         ENDED
                                        INTANGIBLE ASSETS       DEFINITE LIFE           SEPTEMBER 30, 2006
                                        -----------------   --------------------       -------------------
                                                                (IN THOUSANDS)
Intangible assets....................        $63,296        through December 31, 2010         $11,241
                                                                                              -------
   Acquisition-related pro forma
      depreciation and amortization..                                                         $11,241
                                                                                              =======

(13) The acquisition-related pro forma adjustments give effect to the increase in interest expense for the periods presented for the private placement of $510.0 million aggregate principal amount of ITC Holdings' senior notes. The pro forma adjustment also gives effect for amounts to be reclassified from other comprehensive income to interest expense associated with the settlement of the interest rate lock cash flow hedge, as discussed in Note 11.

     The calculation of the acquisition-related pro forma adjustments is as follows:

                                      AGGREGATE                                          FOR THE NINE
                                      PRINCIPAL                          WEIGHTED-       MONTHS ENDED      FOR THE YEAR
                                     BALANCE (NET      DEFERRED      AVERAGE INTEREST   SEPTEMBER 30,   ENDED DECEMBER 31,
                                    OF DISCOUNTS)   FINANCING FEES         RATE              2006              2005
                                    -------------   --------------   ----------------   -------------   ------------------
                                                             (IN THOUSANDS, EXCEPT INTEREST RATE)
$510.0 million aggregate
   principal amount of ITC
   Holdings' senior notes........     $509,737           5,190            6.125%           $23,664            $31,552
Amounts to be reclassified from
   other comprehensive income
   (loss) to interest expense
   associated with the settlement
   of the interest rate lock cash
   flow hedge....................          n/a             n/a              n/a                 74                 98
                                                                                           -------            -------
   Acquisition-related pro
      forma adjustments
      interest expense...........                                                          $23,738            $31,650
                                                                                           =======            =======

     The debt repayment pro forma adjustments give effect to the decrease in interest expense for the periods presented resulting from the redemption of the MTH Notes, repayment of METC's revolving credit facility, and the repayment of ITC Holdings' revolving credit facility.

     The calculation of the debt repayment pro forma adjustments is as follows:

                                                                                FOR THE NINE   FOR THE YEAR
                                                    DEFERRED                    MONTHS ENDED       ENDED
                                       PRINCIPAL   FINANCING                   SEPTEMBER 30,   DECEMBER 31,
                                        BALANCE       FEES     INTEREST RATE      2006 **         2005 **
                                       ---------   ---------   -------------   -------------   ------------
                                                  (IN THOUSANDS, EXCEPT INTEREST RATES AND YEARS)
Redemption of MTH Notes.............    $(90,000)   (1,097)          6.05%        $(4,174)       $(5,565)
Repayment of METC's revolving
   credit facility..................      (6,300)      n/a        various            (506)          (462)
Repayment of ITC Holdings'
   revolving credit facility........     (49,700)      n/a        various            (937)          (554)
                                                                                  -------        -------
   Debt repayment pro forma
      adjustments interest
      expense.......................                                              $(5,617)       $(6,581)
                                                                                  =======        =======

** The debt repayment pro forma adjustments to interest expense associated with METC's revolving credit facility and ITC Holdings' revolving credit facility are based on the actual interest expense incurred during the respective historical periods.

(14) The acquisition-related pro forma adjustments give effect to the pro forma income tax expense for the consolidated companies for the periods presented at an assumed rate of 35% for the nine months ended September 30, 2006 and the year ended December 31, 2005, based on the income tax provision to be recorded at ITC Holdings relating to MTH and METC after the acquisition, as well as the income tax effect of all acquisition pro forma adjustments that affected net income before taxes.

     The calculation of the acquisition-related pro forma adjustments is as follows:

                                                                            FOR THE NINE
                                                                            MONTHS ENDED      FOR THE YEAR ENDED
                                                                         SEPTEMBER 30, 2006    DECEMBER 31, 2005
                                                                         ------------------   ------------------
                                                                             (IN THOUSANDS, EXCEPT TAX RATES)
MTH and METC net income (historical)..................................        $ 39,022             $ 22,893
Total effect on income before taxes from acquisition pro forma
   adjustments........................................................         (34,979)             (31,650)
                                                                              --------             --------
Total pro forma effect on income before taxes.........................        $  4,043             $ (8,757)
Statutory tax rate....................................................              35%                  35%
                                                                              --------             --------
   Acquisition-related pro forma adjustments income tax provision.....        $  1,415             $ (3,065)
                                                                              ========             ========

     The debt repayment pro forma adjustments give effect to the income tax effect of all debt repayment pro forma adjustments that affected net income before taxes for the periods presented at an assumed rate of 35% for the nine months ended September 30, 2006 and the year ended December 31, 2005.

     The calculation of the debt repayment pro forma adjustments is as follows:

                                                                            FOR THE NINE
                                                                            MONTHS ENDED      FOR THE YEAR ENDED
                                                                         SEPTEMBER 30, 2006    DECEMBER 31, 2005
                                                                         ------------------   ------------------
                                                                             (IN THOUSANDS, EXCEPT TAX RATES)
Total effect on income before taxes from the debt repayment pro forma
   adjustments........................................................         $5,617               $5,273
Statutory tax rate....................................................             35%                  35%
                                                                               ------               ------
   Debt repayment pro forma adjustments income tax provision..........         $1,966               $1,846
                                                                               ======               ======